                                                                   EXHIBIT 10.18


NOTICE IS HEREBY GIVEN PURSUANT TO SOUTH CAROLINA UNIFORM ARBITRATION ACT, S.C.
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CODE ANN. SECTION 15-48-10(a) THAT CERTAIN PROVISIONS OF THIS AGREEMENT ARE
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SUBJECT TO MANDATORY ARBITRATION TO BE CONDUCTED IN ACCORDANCE WITH THE
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COMMERCIAL RULES OF PRACTICE AND PROCEDURE OF THE AMERICAN ARBITRATION
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ASSOCIATION.
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STATE OF SOUTH CAROLINA
                                                     LAND PURCHASE AGREEMENT
                                                     -----------------------
COUNTY OF HORRY


     THIS LAND PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 30th day of December, 1996, by and between MYRTLE BEACH FARMS COMPANY, INC., a South Carolina corporation, hereinafter referred to as the "Seller"; and VISTANA MYRTLE BEACH, L.P., a South Carolina limited partnership, hereinafter referred to as the "Buyer."

                              STATEMENT OF PURPOSE
                              --------------------

     Seller is the owner of certain real property located in and/or near Myrtle Beach, South Carolina, as more particularly described hereinafter. Buyer and Seller each desire that Buyer purchase, develop and operate on such property a time-share vacation resort containing approximately 600 time-share units (the "Units").

     NOW, THEREFORE, IN CONSIDERATION OF the mutual agreements and undertakings herein set forth and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

     1.   Description of Property.
          -----------------------

     (a) The property which is subject to this Agreement (the "Property") consists of approximately 40 acres of land located in Horry County, South Carolina as shown on the map marked EXHIBIT A and attached hereto and
                                    ---------
incorporated herein by reference, together with and including (i) all improvements (if any) located thereon, (ii) all trees, shrubbery and growing crops located thereon, (iii) all easements and rights-of-way appurtenant to the Property and all of Seller's rights to use same, (iv) all rights of ingress and egress to and from the Property, (v) any and all right, title and interest of Seller in and to any and all roads, streets and rights-of-way affecting or bounding the Property and (vi) any and all appurtenant development rights, including the present or future use thereof, relating to the Property, including sanitary sewer capacity, drainage, water capacity and other utility facilities to the extent they pertain to or benefit the Property, including, without limitation, all reservations of or commitments, letters or agreements relating to any such use currently or in the future.

     (b) Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, the approximately fourteen (14) acres of the Property identified on EXHIBIT A attached hereto as the Initial Purchase (the
                       ---------
"Initial Purchase"). After Buyer purchases the Initial Purchase, Buyer shall have, and Seller hereby grants to Buyer effective upon the Initial Purchase, the option to purchase the remainder of the Property which is identified on EXHIBIT A as the Option
                                                 ---------
Property (the "Option Property"), as more fully set forth in this Agreement.

     2.   Manner of Purchase.
          ------------------

     (a) The closing with respect to the Initial Purchase (the "Initial Closing") shall take place on or before December 31, 1996 or such other date mutually agreed upon by Buyer and Seller. Thereafter, Buyer shall have the right, at its sole option, to exercise its option with respect to the Option Property in accordance with Paragraph 2(b) below during the period commencing on
                            --------------
the date of the consummation of the Initial Closing and continuing through December 31, 2003 (the "Option Period"), on which date this Agreement shall terminate and Buyer shall have no further rights to acquire any portion of the Option Property; provided, however, that no Option Effective Date (as defined in Paragraph 2(b) herein) shall be less than 120 days prior to the expiration of
---------------------
the Option Period. Each closing with respect to all or a portion of the Option Property shall be referred to herein as a "Closing." Commencing with the Initial Closing and continuing until such time as Buyer's option rights on the Option Property are terminated pursuant to this Agreement, Buyer agrees that it shall be responsible for payment of all real estate taxes, personal property taxes, ad valorem taxes, rollback taxes, general and special assessments, or any other taxes imposed or levied against the Option Property. Buyer and Seller agree to prorate such charges as of the date of termination of Buyer's option rights with respect to any portion of the Option Property not purchased by Buyer, with Buyer being responsible for all such taxes for the calendar year in which such termination occurs through the date of termination, and Seller being responsible for all such taxes after the effective date of such termination. Seller shall provide to Buyer a statement setting forth all such taxes with respect to the Option Property, together with supporting documentation, at least thirty (30) days prior to such taxes becoming first due. If the Option Property is a separately assessed tax parcel, Buyer shall remit such amount directly to the applicable taxing authority prior to such taxes becoming delinquent; if the Option Property is part of a larger tax parcel, Buyer shall pay the taxes with respect to the Option Property to Seller prior to the date on which same would become delinquent. Buyer shall have the right to protest the amount of such taxes with respect to the Option Property so long as Buyer escrows the contested tax amount with a third party escrow agent or as otherwise required by applicable law so that such contest does not result in the imposition of any lien upon the Option Property or other real property owned by Seller. Seller agrees to reasonably cooperate with any such contest by Buyer provided that all of Seller's costs and expenses (including reasonable attorneys' fees) in connection therewith shall be paid by Buyer.

     (b) After Buyer has closed on the Initial Purchase so long as Buyer is not in default under this Agreement, Buyer may elect, at its sole option, to purchase additional portions of the Property after the Closing of the Initial Purchase, by providing written notice of such election to Seller. Buyer shall deliver together with its notice of election a Survey (as defined in Paragraph 4
                                                                     -----------
herein) identifying the applicable portion of the Option Property to be acquired and a legal description thereof. In the event of any such election by Buyer during the Option Period, the date that such notice is considered given or delivered pursuant to Paragraph 21 of this Agreement shall be deemed the
                      ------------
Effective Date with respect to such portion of the Option Property (each an "Option Effective Date"); provided, however, that no Option Effective Date shall be less than one hundred twenty (120) days prior to the expiration of the Option Period. Buyer hereby agrees that in selecting the applicable portions of the Option Property to be acquired under this Paragraph 2(b), Buyer shall generally
                                          --------------
select portions of the Option Property in the sequences shown on the preliminary concept sketch plan attached hereto as EXHIBIT B and incorporated herein by
                                       ---------
reference; provided, however, that Seller acknowledges that the progression of acquisition and development shown on EXHIBIT B is strictly preliminary and that
                                     ---------
the exact size, acreage, and location of Buyer's elections are subject to change by Buyer during the course of this Agreement in accordance with market and development conditions. Buyer, however, agrees that in making its selections, (i) Buyer shall select portions of the Option Property which are contiguous to those portions previously acquired by Buyer, (ii) the size and acreage of each selection shall be sufficient for the development a minimum of two (2) standard time-share buildings by Buyer in accordance with the requirements of all applicable governmental authorities, (iii) that Buyer's selections shall not leave Seller with any portion of the Option Property without direct access to Central Parkway and (iv) that Seller shall have the right to approve the precise configuration of each election, which Seller shall not exercise in a commercially unreasonable manner (the parties agree it shall not be commercially unreasonable to disapprove any configuration which leaves gaps or gerrymanders the Property).

     (c) In the event that Buyer shall exercise its option to purchase all or any portion of the Option Property during the Option Period and shall fail to close on the purchase thereof for any reason other than Seller's default, a failure of a condition to Buyer's obligations under this Agreement, or the exercise of Buyer's right to terminate its election within the applicable Investigation Period pursuant to Paragraph 8 herein, then in such event Buyer's
                                 -----------
option on the Option Property shall be terminated and Buyer shall have no further rights to purchase any portion of the Option Property. Buyer may also, at its election, voluntarily terminate its option rights under this Agreement at any time prior to the expiration of the Option Period by written notice to Seller.

     (d) Seller hereby agrees to grant to Buyer upon reasonable request, any utility, access, construction or other easements, and to join in granting and dedicating to governmental authorities, utility companies or others providing access or utility services as reasonably required by Buyer on, over, under or across any portion of the Option Property, in order to permit Buyer to have reasonable construction access to a public right-of-way and reasonable access to utility services to serve those portions of the Property previously acquired by Buyer to the extent such construction access or utility service is not otherwise reasonably available to such portions of the Property owned by Buyer. Likewise, Buyer hereby agrees to grant to Seller, upon reasonable request, any utility, access, construction or other easements, and to join in granting and dedicating to governmental authorities, utility companies or others providing access or utility services as reasonably required by Seller on, over, under or across any portion of the Property owned by Buyer or the Option Property not yet acquired by Buyer, for reasonable access to utility services to serve that portion of the Option Property not yet acquired by Buyer and other property owned by Seller and adjoining the Property, to the extent that such utility service is not otherwise reasonably available to such property owned by Seller. The location of any easements granted under this Paragraph 2(d) shall in no event interfere with the
                             --------------
actual or contemplated development of the respective properties of Buyer and Seller. This obligation shall survive each Closing so long as Buyer's option rights under this Agreement are outstanding. Any utility easements granted hereunder shall include the right to install, construct, replace, maintain and repair the applicable utility facilities. In addition, any easement located on, over, under or across the Option Property at Buyer's request pursuant to this subparagraph (d) shall be subject to relocation by Seller at Buyer's cost and expense in the event that Buyer does not acquire the portion of the Option Property over which such easement is located and Buyer's option rights under this Agreement are terminated or expired; provided, however, that the relocation of said easements shall occur in a commercially reasonable manner with minimum disruption of service to the portions of the Property served by such easement.

     3.   Purchase Price.  The purchase price for the portions of the Property
          --------------
to be purchased at each Closing (the "Purchase Price") shall be based on the gross acreage of each portion purchased as determined from each Survey. The Purchase Price shall be payable in United States currency by way of federal wire transfer or other immediately available funds at each Closing. The Purchase Price for the Initial Purchase shall be calculated on the basis of $139,600.00 per acre. Thereafter, the per acre price for any additional portion of the Option Property purchased by Buyer shall be determined by the date of Closing with respect to such portion of the Option Property as follows:

     (a) $139,600 per acre closed during the first twelve (12) months following the Closing of the Initial Purchase;

     (b) $153,560.00 per acre closed during months thirteen (13) through twenty-four (24) following the Closing of the Initial Purchase;

     (c) $168,900.00 per acre closed during months twenty-five (25) through thirty-six (36) following the Closing of the Initial Purchase;

     (d) $185,800.00 per acre closed during months thirty-seven (37) through forty-eight (48) following the Closing of the Initial Purchase;

     (e) $204,400.00 per acre closed during months forty-nine (49) through sixty (60) following the Closing of the Initial Purchase;

     (f) $224,800.00 per acre closed during months sixty-one (61) through seventy-two (72) following the Closing of the Initial Purchase; and

     (g) $247,300.00 per acre closed thereafter through the end of the Option Period.

Provided, however, if Buyer shall make an election pursuant to Paragraph 2(b) at
                                                               --------------
least one hundred twenty (120) days prior to a scheduled Purchase Price increase as set forth above, then in the event Buyer is unable to Close on the applicable portion of the Option Property, despite diligent good faith efforts of Buyer, prior to such scheduled Purchase Price increase going into effect, the Purchase Price in effect on the Option Effective Date with respect to that portion of the Option Property shall remain in effect for up to an additional thirty (30) days after the Purchase Price increase would have become effective.

     4.   Survey.  Buyer shall, at Buyer's sole expense, cause a survey of each
          ------
portion of the Property purchased under this Agreement (each a "Survey") to be prepared by a registered land surveyor of Buyer's choosing and to such standards as Buyer may require. To the extent reasonably available to Seller, Seller shall provide all information available to Seller necessary to enable the surveyor preparing each Survey to designate thereon the precise location(s) of all underground utility lines, including, without limitation, electrical transmission lines, telephone lines, cable television lines and natural gas lines, within the bounds of each applicable portion of the Property. Buyer agrees to cause the surveyor to indicate the acreage of each portion of the Property to the nearest 1/100th of an acre. The description of the Property contained in each Deed (as defined in Paragraph 6 herein) shall be prepared from
                                      -----------
the respective Survey.

     5.   Closing.  The Closing of the Initial Purchase shall take place on or
          -------
before December 31, 1996 or such other date mutually agreed upon by Buyer and Seller. If Buyer exercises its option to purchase any portion of the Option Property pursuant to Paragraph 2(b) above, the Closing with respect thereto
                     --------------
shall take place, provided all conditions precedent thereto are met or waived, on the date which is sixty (60) days following the expiration of Buyer's Investigation Period with respect to such portion of the Option Property or on a prior date selected by Buyer on at least ten (10) days' written notice to Seller.

     6.   Delivery of Deed; Title.  At each Closing of any portion of the
          -----------------------
Property, Seller shall deliver to Buyer a special warranty deed (each a "Deed") in form and content satisfactory to Buyer's attorneys, conveying to Buyer a good, indefeasible fee simple and insurable title to the Property, said title to be insurable both as to fee and marketability thereof at regular rates of First American Title Insurance Company or a title insurance company of national recognition acceptable to Buyer (the "Title Company") without exception except as to those matters enumerated herein. The Property shall be conveyed by Seller to Buyer free and clear of all liens, encumbrances, claims, rights-of-way, easements, leases, restric tions and restrictive covenants, except that said Property may be conveyed subject only to the matters and exceptions set forth in the Deed delivered at the Initial Closing and such other matters as Buyer may approve in writing (the "Permitted Exceptions").

     Seller has delivered to Buyer copies of any existing title information relating to the Property and in the possession of or reasonably available to Seller. Buyer at its expense shall have through two (2) days prior to the Initial Closing within which to cause title to the Property to be examined ("Buyer's Initial Title Examination Period") and to give Seller written notice (the "Objection Notice") setting forth any objection(s) (other than the Permitted Exceptions) to Seller's title to the Property. In the event Buyer fails to deliver the Objections Notice prior to the expiration of Buyer's Initial Title Examination Period, Buyer shall be deemed to have waived all rights under this paragraph as to title matters of record as of effective date of such title examination (the "Examination Date"). Seller shall have the option, but shall not be obligated, to cure any such title objection and shall notify Buyer prior to the Initial Closing whether or not it intends to satisfy any such title objections. Failure by Seller to provide such notice prior to the Initial Closing shall be deemed a refusal by Seller to cure any such title objections. If Seller shall refuse to cure or satisfy any title objections contained in the Objection Notice, then, at the option of Buyer, evidenced by written notice to Seller given on or before the Initial Closing, Buyer may: (i) terminate this Agreement and such termination shall not be a default by Buyer under Paragraph 17(a), or (ii) elect to accept title to the Property
      ---------------
irrespective of such title objections without reduction of the Purchase Price. Buyer's consummation of the Initial Closing shall be deemed an election of choice (ii) above. If Seller shall agree to satisfy any title objection noted in the Objection Notice, it shall be a condition precedent to Buyer's obligation to purchase any portion of the Property affected by any such title matter that Seller satisfy such title matter prior to the applicable Closing with respect to such affected portion of the Property.

     From and after the Effective Date, Seller covenants and agrees that is shall not, without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed, permit any lien, encumbrance, or other matter to attach to or affect title to any portion of the Property; provided, however, that the parties acknowledge that certain sewer, water, stormwater and drainage easements will be located across the Option Property as preliminarily located on EXHIBIT A attached hereto and incorporated herein, except that the exact
---------
location of such easements will be subject to relocation (i) as Buyer and Seller shall mutually agree in connection with the development of the Option Property and (ii) by Seller as set forth in the last sentence of Paragraph 2(d) herein.
                                                        --------------
With respect to any matters of title to the Property which first arise, occur or appear of record after the Examination Date and to which Buyer has not consented in writing ("New Title Matters"), Seller shall take all action(s) necessary to clear all New Title Matters prior to Buyer being obligated to close on the portion of the Property affected thereby pursuant to the terms of this Agreement. Seller shall clear any New Title Matter within thirty (30) days of receiving notice thereof. If Seller shall fail to satisfy any New Title Matter prior to the applicable Closing, Buyer shall be entitled to take any action necessary to clear such New Title Matters and receive a credit against the applicable Purchase Price for the costs and expenses thereof.

     7.   Zoning; Contemplated Use.  The obligations of Buyer under this
          ------------------------
Agreement are in all respects conditioned upon and subject to (i) each portion of the Property being annexed and rezoned to a TA-55 classification or equivalent classification which permits the Contemplated Use (as hereinafter defined) by the City of Myrtle Beach as of its respective Closing, and (ii) there then being no pending or proposed application for any rezoning or change in zoning not consented to by Buyer that would apply to the Property or any portion thereof which would inhibit or prohibit the development and utilization of the Property for hotels, motels, and other transient occupancy accommodations, including time-share, vacation clubs and resort condominiums, multifamily developments, parking facilities and other accessory uses in connection therewith and which are consistent with the uses specified above (the "Contemplated Use") or which would increase the costs of developing and using the Property for the Contemplated Use. In the event Seller obtains knowledge of any application or proposal for rezoning or change in zoning of the Property or any portion thereof which would inhibit or prohibit the development and utilization of the Property for the Contemplated Use or which would increase the costs of developing and using the Property for the Contemplated Use, Seller shall immediately notify Buyer and then Buyer, in Buyer's sole discretion, shall have the option of (i) terminating this Agreement by declaring said Agreement null and void, whereupon the parties hereto shall have no further rights, obligations or liabilities with respect to each other hereunder or (ii) terminating its election as to the applicable portion of the Property upon written notice to Seller, which termination shall not be a default under Paragraph 17(a). Seller covenants, represents and warrants to Buyer that it
---------------
will not apply for, encourage or consent to any zoning or rezoning of any portion of the Property without Buyer's prior written consent, except for the annexation and rezoning (to a TA-55 classification or equivalent classification which permits the Contemplated Use) by the City of Myrtle Beach. All terms and conditions of such annexation and rezoning shall be subject to the reasonable approval of Buyer. Buyer agrees to cooperate with Seller in such annexation and rezoning process and agrees to pay for all necessary surveys required in connection therewith. Seller agrees that Buyer, so long as Buyer is not in default under this Agreement, shall have the right, at Buyer's option, to request Seller to annex and rezone the entire remaining Option Property as provided in this Paragraph 7, provided that any such request should not be given
                 -----------
later than one hundred twenty (120) days prior to a pending Closing on any portion of the remaining Option Property.

     Notwithstanding anything to the contrary contained herein, in the event of a rezoning of any portion of the Option Property initiated by a party unaffiliated with Seller to a classification which would prohibit the Contemplated Use, then in such event Buyer may elect to exercise its option to purchase any portion of the Option Property affected by such rezoning (consistent with the requirements of Paragraph 2(b) herein); provided, however,
                                     --------------
that Buyer's election must occur within one (1) year of the date upon which such rezoning becomes final and, provided further that in the event Buyer fails to exercise its election to purchase such affected portion of the Option Property within said one-year period, its option with respect to such portion shall terminate and Buyer's option with respect to the remainder of the Option Property not affected by such rezoning shall remain in effect consistent with the requirements of Paragraph 2(b) above.
                    --------------

     Buyer agrees that its intent is to develop time-share units on the Property and that Buyer shall use reasonable best efforts to do so; provided, however, that such intent shall in no way limit Buyer's right to use the Property for any use encompassed within the Contemplated Use.

     8.   Pre-Closing Rights and Privileges.  From the Effective Date until such
          ---------------------------------
time as all portions of the Property are purchased by Buyer or this Agreement is otherwise terminated, Buyer, Buyer's authorized agents and employees, as well as others authorized by Buyer, shall be entitled to enter upon the Property to conduct and complete investigations with respect to environmental conditions, soils conditions, flood and drainage conditions, access, land use regulations, building standards regulations, infrastructure investigation (including availability of all utilities), and surveying (the "Investigations"); provided, however, none of the Investigations so conducted will result in any material adverse change to the physical characteristics of any portion of the Property and Buyer shall return the Property to the same condition as existed prior to the Investigations to the extent reasonably practicable. Buyer agrees to comply with all applicable laws and local regulations in conducting the Investigations and to indemnify and hold Seller harmless from and against any and all claims, costs, expenses, and liabilities for personal injury or damage to the property or third parties, including reasonable attorneys' fees, arising out of or by reason of the Investigations of Buyer or Buyer's agents prior to settlement or other termination of this Agreement; provided, however, such indemnification obligations shall exclude any claims, costs, expenses and liabilities arising out of (i) the discovery of, or the accidental or inadvertent release of, any Substances (as defined in Paragraph 13(g) herein) resulting from the
                          ---------------
Investigations conducted in a commercially reasonable manner, which Substances were in, on or under the Property prior to the Investigations or (ii) the negligence of Seller or Seller's employees or agents.

     If Buyer shall not be satisfied with any of the Investigations, in Buyer's sole discretion, Buyer shall have the unqualified right at any time (i) prior to the Initial Closing with respect to the Initial Purchase and (ii) the sixty (60) day period following each applicable Option Effective Date (each an "Investigation Period"), to terminate its election as to the portion of the Property which is subject to such Investigations by giving written notice thereof to Seller and any such termination shall not be a default by Buyer under Paragraph 17(a) herein. If such termination relates to the Initial Purchase,
---------------
then this Agreement shall terminate and neither party shall have any further obligations hereunder.

     9.   Mechanics' or Materialmen's Liens.  Seller agrees to provide at each
          ---------------------------------
Closing an executed owner's affidavit or other document(s) required by the Title Company as a condition to the issuance of a final title insurance policy in favor of Buyer with affirmative coverage against the possible lien claims of mechanics, laborers and materialmen. Additionally, Seller shall discharge in full any and all such indebtedness on the portion of the Property being acquired at or before each Closing, or at its election, provide Buyer with such other commercially reasonable protections as may be appropriate under the circumstances such as bonding or affirmative title insurance coverage.

     10.  Risk of Loss.  Risk of loss or damage by fire or other casualty until
          ------------
the date of Closing for each applicable portion of the Property and delivery of the Deed as to each portion of the Property shall remain with Seller.

     11.  Waste.  Buyer's obligations under this Agreement are in all respects
          -----
conditioned upon and subject to the Property being in substantially the same condition at each Closing as exists on the Effective Date subject to installation of utilities on the Option Property as described in Paragraph 6
                                                                 -----------
herein and any alterations to the Option Property caused by Buyer's Investigations. Seller represents, subject to the exceptions noted in the immediately preceding sentence, that it will not cause or permit any grading of any portion of the Property to which it retains title or any trees or shrubbery to be cut on any portion of the Property to which they retained title without the prior written consent of Buyer or its assigns.

     12.  Closing Costs.  Seller shall furnish and pay the expense of
          -------------
preparation of each Deed, the recording fee required by South Carolina Code
(S)12-24-10 et. seq. and the fees and costs of Seller's own attorney.  Seller
            --------
shall also be responsible for and discharge prior to delinquency all assessments (special or otherwise), rollback or deferred taxes and charges placed against or applicable to the Property relating to periods prior to January 1, 1997. Buyer shall pay for the expense of filing each Deed, the cost of each Survey, the cost of all title searches, the title insurance premium for coverage provided by the Title Company insuring Buyer's title to the applicable portion of the Property in an amount equal to the full Purchase Price to be paid therefor and the fees and costs of Buyer's own attorney.

     13.  Conditions Precedent to Buyer's Obligations.  In addition to any other
          -------------------------------------------
conditions precedent to the performance of Buyer's obligations under this Agreement, the obligations and liabilities of Buyer hereunder shall in all respects be conditioned upon satisfaction of each of the following conditions precedent as of each respective Closing with respect to the portion of the Property being acquired at such Closing (any of which may be waived by written notice from Buyer to Seller):

     (a) Seller shall own marketable fee simple and insurable title to the Property on the date of each Closing, subject only to the Permitted Exceptions.

     (b) Seller shall have entered into no agreement, oral or written, not referred to herein, with reference to the Property, and neither Seller nor the Property shall be subject to any judgment or decree of a court of competent jurisdiction, or to any litigation or administrative proceeding which would in any way affect the Property or which would in any way be binding upon Buyer, or Buyer's assigns or restrict in any way Seller's right or ability to enter into this Agreement and consummate the transactions contemplated hereby. In addition, no further action shall be required as a prerequisite to the enforceability of this Agreement against Seller, in accordance with its terms.

     (c) Neither Seller nor any agent of Seller shall have received any notices from any city, county or any governmental authority of any taking of the Property, or any portion thereof, by eminent domain or similar proceeding, and no such taking or other condemnation of the Property, or any portion thereof, shall be threatened or contemplated by any such governmental authority.

     (d) The Initial Purchase shall be contiguous to and have direct vehicular access to the right-of-way of Central Parkway in accordance with the Contemplated Use.

     (e) Seller shall have presented evidence satisfactory to Buyer, Buyer's attorneys and the Title Company with respect to the right, power and authority of designated representative(s) of Seller to execute and deliver the closing documents and consummate the sale of the Property.

     (f) The Title Company is willing and is prepared to issue to Buyer upon the Closing a fee owner's policy of title insurance meeting the requirements of Paragraph 6 herein and using the standard ALTA Owner's
                          -----------
          Title Policy form.

     (g) No toxic or hazardous material or waste limited or regulated by any governmental or quasi-governmental authority, or that, even if not so limited or regulated, could or does pose a hazard to the health or safety of the occupants of the Property or adjacent properties (collectively, "Substances"), including, but not limited to, asbestos, polychlorinated biphenyls, petroleum products and substances regulated under any feder al, state or local environmental statute, law, order, ordinance, regulation, rule, re quirement or right or remedy existing under common law or in equity (collectively, the "Statutes and Laws") has been or, prior to the Closing, shall be, located, released (within the meaning of 42 U.S.C.
          (S) 9601(22)), stored, treated, generated, transported to or from, disposed of (with the meaning of 42 U.S.C. (S) 6903(3)) or allowed to escape on the Prop erty, including, without limitation, the surface and subsurface waters of the Property. No endangered species of plants or animals shall be located within the boundaries of the Property and no portion of the Property has been or, prior to Closing, shall be a critical habitat for an endangered species. No above ground storage tanks ("ASTs") or under ground storage tanks ("USTs") shall have been located on the Property or, if located on the Property, shall have been subsequently removed and disposed of in full compliance with all applicable Statutes and Laws (satisfactory evidence of which shall have been provided to Buyer). No portion of the Property shall have been used for waste treatment, storage or disposal, and no wetlands shall be located within the boundaries of the Property. No investigation, administrative or judicial order, governmental notice of noncompliance or violation, remediation action plan, consent order and/or agreement, administrative proceeding, civil or criminal litigation or settlement under Statutes and Laws or with respect to Substances, ASTs or USTs shall be proposed, threatened, antici pated or in existence with respect to the Property. No notice shall have been served on or delivered to Seller from any entity, governmental body or individual claiming any violation of any Statutes and Laws or demanding payment or contribution for environ mental cleanup costs, environmental damage, harm to endangered species, or injury to natural resources, or asserting liability with respect to same.

     (h) In the event a subdivision is required pursuant to applicable law in connection with the conveyance of any portion of the Property to Buyer, all necessary approvals respecting such subdivision shall have been obtained and shall be final and nonappealable prior to or as of each Closing. The costs of completing any such subdivision shall be Buyer's responsibility, and the terms of any such subdivision shall be acceptable to Buyer.

     (i) It shall be a condition to the Initial Closing that Buyer and Seller execute a Memorandum in recordable form sufficient to provide record notice of Buyer's option to acquire the Option Property after the Initial Purchase herein. Recording, filing and like charges and any stamp, charge for recording, transfer or other tax in connection with said Memorandum shall be paid by Buyer. In the event of termination of this Agreement, within thirty (30) days after written request from Seller, Buyer agrees to execute, acknowledge and deliver to Seller an agreement removing such Memorandum from record. If Buyer fails to execute such agreement within said thirty (30) day period or fails to notify Seller within said thirty (30) day period as to its reasons for refusing to execute such agreement, Seller is hereby authorized to execute and record such agreement removing said Memorandum from record.

     14.  Conditions Precedent to Seller's Obligations.  The obligations and
          --------------------------------------------
          liabilities of Seller hereunder shall in all respects be conditioned upon satisfaction of each of the following conditions precedent as of each Closing (any of which may be waived by written notice from Seller to Buyer):

     (a) All of the representations and warranties of Buyer set forth herein shall be true in all material respects.

     (b) Buyer shall be in material compliance with all performance requirements of Buyer under this Agreement as of each Closing, including the provisions of Paragraph 2(b) herein.
                                      --------------

     (c) Buyer shall have presented evidence satisfactory to Seller and Seller's attorneys with respect to the right, power and authority of designated representative(s) of Buyer to execute and deliver the closing documents and consummate the purchase of each portion of the Property.

     15.  Seller's Representations and Warranties.  Seller hereby makes the
          ---------------------------------------
following representations and warranties to Buyer, each of which shall be deemed material:

     (a) Seller has good, indefeasible and marketable fee simple title to the Property, and, at the time of each Closing with respect to the portion of the Property then being acquired, there are no mechanics' liens, contractors' claims, unpaid bills for material or labor pertaining to the Property, nor any other similar liens which might adversely affect Seller's title to the Property, except for current ad valorem real estate taxes and rollback taxes.

     (b) There are no tenants or other persons or entities on the Property which will have a right of possession beyond the date of each Closing.

     (c) To the best of Seller's knowledge without investigation, there are no pending, threatened or contemplated condemnation actions involving all or any portion of the Property and Seller has received no notice of any such action. If, between the Effective Date and any Closing, any portion of the Property is subject to pending, threatened or contemplated condemnation action by any governmental agency, Buyer shall have the option, in Buyer's sole discretion, of declaring this Agreement null and void. Seller shall notify Buyer within five (5) business days of receipt of any information concerning any such condemnation action, and in turn Buyer must elect within thirty (30) business days from the date of receipt of the said information whether to (i) terminate Buyer's election as to the applicable portion of the Property or (ii) proceed to close the transaction and receive an assignment of all of Seller's right, title and interest in and to any condemnation award. If Buyer elects (ii), Seller shall fully cooperate, at no expense however to Seller, with Buyer in any condemnation action.

     (d) As of each Closing, no maintenance, management, service, supply, employment or other contracts shall exist with respect to the Property acquired at such Closing.

     (e)  From the Effective Date through each Closing, Seller shall:

          (1) Maintain the Property in the same condition as presently exists, except for (i) reasonable wear and tear (ii) construction and installation of water and sewer lines through the Property pursuant to easements as described in Paragraph 6 herein and
                                                     -----------
               (iii) any alterations caused by Seller's Investigations.

          (2) Perform all of its obligations under any contracts respecting the Property and promptly notify Buyer of any default thereunder.

          (3) Provide Buyer or its representatives reasonable access to the Property and reasonable access to all engineering information, reports, soil tests, surveys, plans and records available to Seller relating to the Property.

          (4) Refrain from entering into, or negotiating with regard to, any contract or commitment or from incurring any expenditure or obligation affecting the Property or the title thereto which would extend beyond any Closing or would involve payments that would not be paid in full prior to any Closing without the prior written consent of Buyer.

          (5) Pay promptly indebtedness secured by deed(s) to secure debt or other liens, and generally all expenses incurred by Seller (except taxes which Buyer shall pay pursuant to Paragraph 2(a)
                                                               --------------
               herein) in the operation of the Property, which may arise out of or accrue because of Seller's ownership or operation of the Property.

          (6) Make no lease or rental of the Property or any portion thereof without the prior written consent of Buyer, or negotiate, actively market or enter into any other contract or option for the sale of the Property or any portion thereof, or further encumber the Property with any restriction or easement (other than as contemplated pursuant to the terms of this Agreement).

     (f) The entry into this Agreement, the execution and delivery of all instruments and documents required to be executed and delivered under the terms hereof, and the performance of all acts necessary and appropriate for the full consummation of the transaction contemplated hereunder are consistent with, and not in violation of, and will not create any adverse condition under any contract, agreement, or instrument to which Seller is a party, or any judicial order or judgment of any nature under which Seller is bound. In addition, Seller has taken or caused to be taken all actions required to render this Agreement enforceable against Seller in accordance with its terms.

     (g) Seller has not received, with respect to the Property, any notice from any insurance company, governmental agency, adjacent landowners or any other party of (i) any condition, defect, or inadequacy that, if not corrected, would result in termination of insurance coverage or increase its costs, (ii) any violation of building codes and/or zoning ordinances, subdivision ordinances, watershed regulations, or other governmental laws, regulations or orders, (iii) any proceedings that could or would cause the change, redefinition, or other modification of the zoning classification, or of other legal requirements applicable to the Property or any part thereof, or any property adjacent to the Property, (iv) any moratorium that could or would in any way impair the development and use of the Property for the Contemplated Use or (v) any significant adverse fact or condition relating to the Property or its Contemplated Use that has not been disclosed in writing to Buyer by Seller. The representations and warranties in (iv) and (v) above shall be limited to the best of Seller's knowledge without investigation.

     (h) Seller, to the best of its knowledge without investigation, is unaware of any proposal to change, limit or deny access to the Property from Central Parkway.

     (i) Seller is not a "foreign person" which would subject Buyer to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended, and, at each Closing, Seller agrees to deliver to Buyer a certification, under penalty of perjury, in a form approved under regulations promulgated pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, to the effect that Seller is not a foreign person.

     (j) To the best of Seller's knowledge without investigation: (i) no Substances have been or shall (to the extent controllable by Seller), prior to the Closing, be located, released (within the meaning of 42 U.S.C. (S) 9601(22)), stored, treated, generated, transported to or from, disposed of (within the meaning of 42 U.S.C. (S) 6903(3)) or allowed to escape on the Property, including, without limitation, the surface and subsurface waters of the Property; (ii) no ASTs or USTs are located on the Property or were located on the Property and subsequently removed or filled; (iii) no portion of the Property has been used in the past for waste treatment, storage, or disposal, and no wetlands are located within the boundaries of the Property; (iv) no endangered species of plants or animals are located within the boundaries of the Property and no portion of the Property has been or, prior to Closing, will be a critical habitat for an endangered species; (v) no investigation, administrative or judicial order, governmental notice of noncompliance or violation, remediation action plan, consent order and agreement, administrative proceeding, civil or criminal litigation or settlement under Statutes and Laws or with respect to Substances, ASTs or USTs is proposed, threatened, anticipated or in existence with respect to the Property.

               The Property and Seller's operations thereon are and, to the best of Seller's knowledge without investigation, in the past have been in compliance with all applicable Statutes and Laws. No notice has been or will (to the best of Seller's knowledge, information and belief) prior to each Closing, be served on or delivered to Seller from any entity, governmental body or individual claiming any violation of any Statutes and Laws or demanding payment or contribution for environmental cleanup costs, environmental damage, harm to endangered species, or injury to natural resources, or asserting liability with respect to same. Copies of any such notices received on or after the Effective Date (including after each Closing) shall be forwarded to Buyer within three (3) days of their receipt. If Seller has conducted or has access to an "environmental audit" or other environmental study, report or information respecting the Property, Seller shall provide Buyer with a true and complete copy of same within ten (10) days following the Effective Date.

     (k) SELLER MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER AS TO THE INTENDED DEVELOPMENT BY BUYER ON THE PROPERTY OR THE SUCCESS THEREOF OR ANY OTHER PROPERTIES WHICH ARE OWNED BY

          SELLER IN THE VICINITY OF THE PROPERTY, WHETHER OR NOT IN THE GENERAL VICINITY OF THE PROPERTY.

     Except as otherwise specifically provided in this Agreement, all representations and warranties of Seller contained in this Agreement or any document or exhibit required to be executed by Seller pursuant hereto shall be true in all material respects with respect to the Property as of the Effective Date and the Initial Closing, and at each Closing thereafter with respect to the portion of the Option Property being acquired at such Closing and the remaining portion of the Option Property not yet acquired by Buyer pursuant to this Agreement, as though such representations and warranties were made at such time. If Seller acquires knowledge of any fact(s) rendering any of the foregoing representations and warranties false at any time prior to any Closing with respect to that portion of the Option Property not yet acquired by Buyer, Seller shall immediately notify Buyer in writing of such fact(s).

     16.  Buyer's Representations and Warranties.  Buyer hereby makes the
          --------------------------------------
          following representa tions and warranties to Seller, each of which shall be deemed material:

     (a) Buyer is a duly organized limited partnership and is validly existing and in good standing under the laws of the State of South Carolina. Buyer has the right, power and authority to enter into this Agreement, to purchase the Property in accordance with the terms and conditions hereof, and to consummate the other transactions contemplated herein. This Agreement, when executed and delivered by Buyer, will be a legal, valid and binding obligation on Buyer enforceable in accordance with its terms.

     (b) There is no litigation or dispute, judgment or execution of any nature whatsoever pending or, to the best of Buyer's knowledge threatened, against Buyer which could adversely affect Buyer's ability to enter into this Agreement and consummate the transactions contemplated hereby.

     (c) Neither the execution, the delivery of this Agreement, nor the consummation of the transactions provided for in this Agreement will
          (i) result in the breach of any of the terms or provisions of, or constitute a default under any other contract or agreement to which Buyer is a party or is bound; or (ii) conflict with or violate any law, rule, regulations, ordinance, order, writ, injunction, judgment, code or decree applicable to Buyer.

     17.  Remedies on Default.
          -------------------

     (a)  Buyer's Default.  In the event that the terms and conditions of this
          ---------------
          Agreement have been satisfied and Buyer refuses or is unable to purchase any portion of the Property within the time limits herein set forth, Seller, as Seller's sole and exclusive remedy, shall be entitled to declare this Agreement canceled and collect from Buyer as full liquidated damages the amount of Fifty Thousand and No/100 Dollars ($50,00.00), and the parties hereto shall have no further rights, obligations or liabilities with respect to each other hereunder. Seller and Buyer have agreed that the foregoing amount constitutes a good faith estimate of the damages which Seller would sustain by virtue of Buyer's default, Seller's actual damages being difficult, if not impossible, to ascertain. Additionally, with respect to any performance obligations of Buyer pursuant to this Agreement other than Buyer's obligation to purchase any portion of Property, Seller shall be entitled to seek specific performance
          by injunction or otherwise of such obligations of Buyer under this Agreement and seek damages and any other remedies available at law or in equity, provided that Seller shall in no event have a right to seek any remedy with respect to Buyer's obligations to purchase any portion of the Property other than the liquidated damages set forth above. Notwithstanding the foregoing, Seller shall also have the rights afforded pursuant to Paragraph 23(e) herein, if applicable.
                               ---------------

     (b)  Seller's Default.  In the event that Seller is unable, after exerting
          ----------------
          reasonable and good faith effort, to convey title to the applicable portion of Property at each Closing or to otherwise perform pursuant to the terms of this Agreement, Buyer shall have the right and option, as Buyer's sole and exclusive remedy, to either (i) immediately terminate its election as to the applicable portion of the Property upon written notice to Seller, or (ii) demand and compel by legal proceedings (including specific performance) full compliance with the terms of this Agreement, including, without limitation, the immediate convey ance of the Property, or so much thereof as is applicable, by Seller, or (iii) with respect to the performance obligations of Seller pursuant to this Agreement other than those relating to the conveyance of the Property hereunder, to seek such damages as to which it may be entitled.

     (c)  Attorneys' Fees.  In the event suit is brought to enforce or interpret
          ---------------
          all or any portion of this Agreement or if suit is brought for liquidated damages or for any other relief permitted hereunder, the party, if any, awarded costs in such suit shall be entitled to recover, as an element of such costs, and not as damages, reasonable attorneys' fees incurred in connection with such suit. Without limiting the generality of the foregoing, attorneys' fees shall be determined at the normal hourly rates charged by the person doing the work, regardless of whether said fees bear a reasonable relationship to the relief obtained. A party which is not entitled to recover costs in any such suit shall not be entitled to recover its attorneys' fees.

     (d)  No Waiver.  No waiver by any party of any default under this Agreement
          ---------
          shall be effective or binding on such party unless made in writing by such party, and no such waiver shall be implied from any omission by such party to take action in respect to such default. No express written waiver of any default shall affect any other default or cover any other period of time other than any default and/or period of time specified in such express waiver. One or more written waivers of any default under any provision of this Agreement shall not be deemed to be a waiver of any subsequent default in the performance of the same or any other provision of this Agreement.

     18.  Brokerage.  Seller and Buyer represent and warrant each to the other
          ---------
that they have not dealt with any broker in connection with this transaction except Southern Property Management Inc. ("Broker"). Buyer shall be exclusively responsible for paying Broker its brokerage commission as set forth in a separate agreement between Buyer and Broker. Each party agrees to indemnify and hold the other harmless from and against any and all other claims, demands or the cost and expense thereof, including reasonable attorneys' fees, arising out of any other brokerage commission, fee or other compensation due or alleged to be due in connection with the transaction contemplated by this Agreement based upon an agreement alleged to have been made or other action alleged to have been taken by the indemnifying party.

     19.  Survival of Provisions.  All covenants, representations, warranties,
          ----------------------
obligations and agreements set forth in this Agreement shall survive the Closing.

     20.  Assignment of Buyer's Interest.
          ------------------------------

     (a)  General.  Seller and Buyer understand and agree that this Agreement is
          -------
          personal to Buyer and that, except as otherwise specifically provided in Paragraph 19(b) herein, Buyer may not, without Seller's prior
             ---------------
          written consent (which consent Seller may withhold or deny in Seller's sole discretion), assign Buyer's right, title and interest in and to this Agreement at any time to any party.

     (b)  Related Entities.  Notwithstanding the general prohibition in
          ----------------
          Paragraph 19(a) herein, Buyer shall be entitled, without seeking
          ---------------
          Seller's consent, to assign all of Buyer's right, title and interest in and to this Agreement to any other entity that is either controlled by, or under the common control with, Buyer, which assumes all of Buyer's obligations under this Agreement, and in which Raymond L. Gellein, Jr. or Jeffrey Adler is a managing officer.

     21.  Notices.  Any notices, requests, or other communications required or
          -------
permitted to be given hereunder shall be in writing and shall be either (i) delivered by hand, (ii) mailed by United States registered mail, return receipt requested, postage prepaid, (iii) sent by a reputable, national overnight delivery service (e.g., Federal Express, Airborne, etc.) or (iv) sent by
                  ----
facsimile (with the original being sent by one of the other permitted means or by regular United States mail) and addressed to each party at the applicable address set forth herein. Any such notice, request, or other communication shall be considered given or delivered, as the case may be, on the date of hand delivery (if delivered by hand), on the third (3rd) day following deposit in the United States mail (if sent by United States registered mail), on the next business day following deposit with an overnight delivery service with instructions to deliver on the next day or on the next business day (if sent by overnight delivery service), or on the day sent by facsimile (if sent by facsimile, provided the original is sent by one of the other permitted means as provided herein in this Paragraph 21 or by regular United States mail).
                        ------------
However, the time period within which a response to any notice or request must be given, if any, shall commence to run from the date of actual receipt of such notice, request, or other communication by the addressee thereof. Rejection or other refusal to accept or inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request, or other communication. By giving at least ten (10) days prior written notice thereof, any party hereto may, from time to time and at any time, change its mailing address hereunder.

     Seller:        Myrtle Beach Farms Company, Inc.
     ------
                    Founders Centre
                    2411 Oak Street
                    Suite 402
                    Myrtle Beach, South Carolina  29577
                    Attention: President

                    Telephone:     (803) 448-5123
                    Facsimile:     (803) 448-9838

               With a copy to:     Fennebresque, Clark, Swindell & Hay
               --------------
                                   100 North Tryon Street, Suite 2900
                                   Charlotte, North Carolina 28202
                                   Attention:  Lee Ann Rooney, Esq.
                    Telephone:     (704) 347-3800
                    Facsimile:     (704) 347-3838

     Buyer:         Vistana Myrtle Beach, L.P.
     -----
                    8801 Vistana Centre Drive
                    Orlando, Florida  32821

                    Attention:     Raymond L. Gellein, Jr.
                                   Chairman; and

                                   Susan Werth, Esq.
                                   Senior Vice President - Law

                    Telephone:     (407) 239-3009
                    Facsimile:     (407) 239-3198

          With a copy to:          Kennedy Covington Lobdell & Hickman, L.L.P.
                                   100 North Tryon Street, Suite 4200
                                   Charlotte, North Carolina 28202

                                   Attention:    E. Allen Prichard, Esq.

                                   Telephone:             (704) 331-7497
                                   Facsimile:             (704) 331-7598
     22.  Miscellaneous.
          -------------

     (a) The term "Effective Date," as used in this Agreement, shall be deemed to refer to the date a fully executed original of this Agreement is delivered to each party hereto, and the Effective Date shall be inserted as the date of this Agreement in the introductory para graph of this Agreement.

     (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the transaction contemplated herein; and it is understood and agreed that there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein. This Agreement may not be changed orally, but only by an agreement in writing signed by both Buyer and Seller; and no waiver of any of the provisions in this Agreement shall be valid unless in writing and signed by the party against whom such waiver is sought to be enforced.

     (c) The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective heirs and permitted successors and assigns, as may be applicable.

     (d) If the final day of any period of time set out in any provision of this Agreement, falls on a Saturday, Sunday or holiday recognized by national banks in South Carolina, then in such case, such period shall be deemed extended to the next day which is not a Saturday, Sunday or holiday recognized by national banks in South Carolina or in Orlando, Florida ("Business Day").

     (e) No presumption shall be created in favor of or against Seller or Buyer with respect to the interpretation of any term or provision of this Agreement due to the fact that this Agreement was prepared by or on behalf of one of said parties.

     (f) Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

     (g) The captions used in connection with the paragraphs of this Agreement are for reference and convenience only and shall not be deemed to construe or limit the meaning of the language contained in this Agreement or be used in interpreting the terms and provisions of this Agreement.

     (h) This Agreement may be executed in two or more counterparts and shall be deemed to have become effective when and only when one or more of such counterparts shall have been signed by or on behalf of each of the parties hereto (although it shall not be necessary that any single counterpart be signed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument), and shall have been delivered by each of the parties to the other.

     (i) When anything is described or referred to in this Agreement in general terms and one or more examples or components of what has been described or referred to generally is associated with that description (whether or not following the word "including"), the examples or components shall be deemed illustrative only and shall not be construed as limiting the generality of the description or reference in any way.

     (j) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unen forceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid or enforceable.

     (k) This Agreement is intended to be performed in the State of South Carolina and shall be construed and enforced in accordance with the laws of said State. The parties agree to waive any objections to venue and to submit to the exclusive jurisdiction of the federal and state courts in Horry County, South Carolina.

     (l) This Agreement shall not be recorded or placed of public record under any circumstances, except with the prior written consent of Seller and Buyer, subject to the Memorandum described in Paragraph 13(i).
                                                        ---------------

     (m) This Agreement shall not be deemed, held or construed as creating a partnership or joint venture or any other business relationship, other than that of seller and buyer, among the parties hereto.

     (n) With respect to any notice and cure periods provided for under this Agreement, time shall be of the essence with respect to the performance of any such cure within the applicable period.

     23.  Development Timetables.
          ----------------------

     (a)  Approval.  Within one hundred twenty (120) days after a Closing on any
          --------
portion of the Property, Buyer shall submit to Seller copies of the plans and specifications (the "Plans") which Buyer intends to submit to the applicable governmental authorities in connection with the issuance of required permits for the initial development thereof. Seller shall have thirty (30) days from the date of receipt to review and approve the Plans and such approval shall not be unreasonably withheld or delayed, but may be based upon purely aesthetic grounds determined in the reasonable discretion of Seller. Seller agrees to make good faith efforts to review, comment and object or approve the Plans as expediently as possible during the thirty (30) day period. The Seller shall specify any objections to the Plans in written detail prior to the expiration of said thirty
(30) day period. If no such written objections are received by Buyer prior to the expiration of said period, the Plans shall be deemed approved as submitted. After approval, no material changes to such plans shall be made without the prior written approval of Seller consistent with this Paragraph. In the event of a dispute pursuant to this Paragraph 23, Buyer and Seller agree that such
                              ------------
dispute shall be submitted to binding arbitration at the office of the American Arbitration Association most proximate to Myrtle Beach, South Carolina, conducted in accordance with the standard procedures established by the American Arbitration Association, and the determination of the arbitrator shall be binding. The cost of said arbitration shall be paid by Buyer and Seller equally.

     (b)  Permits.  Within nine (9) months after approval of the Plans by
          -------
Seller, Buyer shall submit Plans to the applicable governmental authorities and seek issuance of the permit(s) required by the applicable governmental authorities for the development of the improvements shown in the Plans. Buyer's obligations under this subparagraph (b) shall be subject to delays resulting from Force Majeure (as hereinafter defined). "Force Majeure" shall mean governmental orders, delays in obtaining governmental permits and approvals, labor and materials shortages, war, acts of God, or labor strikes, inclement weather or other causes beyond the control of the person obligated to perform, whether Buyer or Seller as the case may be.

     (c)  Completion.  Upon issuance of the permit(s) required to commence
          ----------
development of the improvements shown in the Plans, Buyer shall thereafter substantially complete construction of said improvements shown in the Plans within eighteen (18) months following the issuance of the first such permit. Buyer's obligations under this subparagraph (c) shall be subject to delays resulting from Force Majeure.

     (d)  Remedies.  If Buyer shall fail to satisfy the time periods set forth
          --------
in subparagraphs (a), (b) or (c) above, then in any such event Seller may elect, after providing Buyer notice of such default and a reasonable period of time thereafter in which to cure same, to terminate Buyer's option rights under this Agreement with respect to all remaining Option Property by written notice to Buyer.

     (e)  Right to Repurchase.  If Buyer shall be in default of its obligations
          -------------------
under subparagraphs (a) and (b) above beyond applicable notice and cure periods, Seller shall have the option, but not the obligation, to reacquire that portion of the Property to which such default by Buyer relates. Seller shall exercise its repurchase option hereunder within fifteen (15) days after the expiration of the applicable notice and cure period with respect to such default by providing written notice to Buyer of its election. If no such notice is received within fifteen (15) days following the expiration of the applicable notice and cure period, Seller's right to repurchase the applicable portion of the Property shall automatically terminate. If Seller shall exercise its option to repurchase the applicable portion of the Property as provided herein, the Seller shall reacquire such portion of the Property within sixty (60) days following its election, subject to Force Majeure, for an amount equal to the Purchase Price paid by Buyer for such portion of the Property under this Agreement and the Buyer shall be obligated to reconvey such portion of the Property. Notwithstanding the foregoing, Seller's option to repurchase any portion of the Property shall automatically terminate upon issuance by the applicable governmental authorities of the first permit required for the commencement of construction of improvements on such portion of the Property. The terms of subparagraphs (a), (b) and (e) of this Paragraph 23 shall be included in each
                                       ------------
Deed.

     24.  Final Plan and Specification Approval.  Not later than thirty (30)
          -------------------------------------
days prior to the start of construction of any improvements in addition to those improvements approved by Seller pursuant to Paragraph 23 herein, Buyer shall
                                            ------------
cause to be prepared and delivered to Seller for Seller's prior approval a copy of the plans for any such additional construction which Buyer has submitted or intends to submit to governmental authorities in order to have permits issued. Such approval shall not be unreasonably denied, withheld or delayed but may be based upon purely aesthetic grounds determined in the reasonable discretion of Seller. If Seller has not responded to Buyer within thirty (30) days after submission of any such plans under this Paragraph, such plans shall be deemed approved by Seller. The provisions of this Paragraph shall survive the termination of this Agreement. After approval of such plans, Buyer shall make no material changes thereto without Seller's prior written approval thereof in accordance with this Paragraph 24. In the event of a dispute between Buyer and
                     ------------
Seller under this Paragraph 24, Buyer and Seller agree that such dispute shall
                  ------------
be submitted to binding arbitration in accordance with the standard procedures established by the American Arbitration Association of its office most proximate to Myrtle Beach, South Carolina, and the determination of the arbitrator shall be binding upon Buyer and Seller. The cost of said arbitration shall be paid by Buyer and Seller equally. The terms of this Paragraph 24 shall be included in
                                             ------------
each Deed.

     25.  No Liability for Plan Review and Approval.  Seller shall not be
          -----------------------------------------
responsible or liable in any way for any defects in any plans approved by Seller pursuant to this Agreement, nor for any structural defects in any work done according to such plans approved by Seller. In submitting plans to Seller for approval, Buyer agrees that it will not bring any action against Seller to recover any such damage. Approval of any such plans by Seller shall not constitute assumption of responsibility for the accuracy, sufficiency or propriety thereof, nor shall any such approval constitute a representation or warranty that the plans comply with applicable laws. No approval of plans shall ever be construed as representing or implying that such plans will, if followed, result in properly designed units. Seller shall not be responsible or liable for any defects in any plans submitted, revised or approved under this Agreement, nor for any defects in construction pursuant to such plans. Buyer shall have sole responsibility for compliance with approved plans and does hereby agree, by acceptance of title to any portion of the Property, to hold Seller harmless for any failure thereof caused by Buyer or its builder. Buyer shall be responsible for the costs of any and all improvements on the Property and shall hold Seller harmless from and against all claims arising by reason of the construction thereof, expressly including, but without limiting the generality thereof, mechanics' liens or public liability. The terms of this Paragraph 25 shall be
                                                        ------------
included in each Deed.

     26.  Right of First Offer.  At such time as Buyer should desire to sell its
          --------------------
real property interest in the portions of the Property previously acquired by Buyer (expressly excluding the sale to the public of time-share or condominium interests) (the "Buyer Real Property"), then prior to marketing its rights in the Buyer Real Property to any third party, Buyer shall notify Seller in writing of the Buyer's intention to market its interest in the Buyer Real Property. Buyer agrees to negotiate exclusively with Seller the terms and conditions under which Seller would acquire all of Buyer's rights in the Buyer Real Property within the period set forth below. If Buyer and Seller are unable to agree upon a purchase price, Buyer and Seller may appoint a mutually acceptable appraiser to perform an appraisal of such property owned by Buyer, which appraised amount shall be the purchase price for purposes of this Paragraph. If Buyer and Seller are unable to agree upon a mutually acceptable appraiser, then Seller and Buyer shall each select their own appraiser, which two appraisers shall select a third appraiser, and the average appraised amount from the three appraisals shall be the purchase price for purposes of this Paragraph. Such negotiation and appraisal process shall be limited to ninety (90) days following Buyer's notice to Seller of its intention to market its interest in the Buyer Real Property, subject to Force Majeure. Notwithstanding the foregoing, if the Buyer Real Property secures indebtedness of Buyer incurred in connection with the acquisition and development thereof, Buyer and Seller agree that the minimum purchase price for purposes of this Paragraph must be the amount necessary to fully pay off the outstanding amount of such indebtedness together with the customary costs and charges of the sale pursuant to this Paragraph. Seller shall have the right, but not the obligation, to elect to purchase the Buyer Real Property at the purchase price determined pursuant to this Paragraph by written notice to Buyer within the above-stated 90-day period, subject to Force Majeure. If Seller shall not elect to purchase Buyer's interest in the Buyer Real Property within said period, then thereafter Buyer may market, negotiate and sell its interest in the Buyer Real Property to any other party and on any terms which Buyer may deem appropriate; provided, however, Buyer shall not sell the Buyer Real Property at a price less than that established pursuant to this Paragraph unless Buyer first offers the Buyer Real Property to Seller at such lesser price. Buyer agrees that any sale of the Buyer Real Property shall not include Buyer's option rights to any unacquired portion of the Option Property pursuant to this Agreement, the assignment of which rights is governed by Paragraph 20 herein. Seller agrees that the provisions of this Paragraph 26
------------                                                    ------------
shall be subordinated to the lien of any loan secured by the Buyer Real Property, and Seller shall execute any commercially reasonable document requested by a lender of Buyer to evidence such subordination. The provisions of this Paragraph 26 shall survive the termination of this Agreement.
        ------------

     27.  Provisions Relating to Proposed Extension of 33rd Avenue North.
          --------------------------------------------------------------

     (a)  Construction of the Extension.  Buyer and Seller acknowledge that an
          -----------------------------
extension of 33rd Avenue North (the "Extension") is proposed across Seller's adjoining property which would extend from the westerly margin of the drainage ditch which is contiguous to the western boundary of the Property to the right-of-way of Highway 17 Bypass, which would end near the westerly boundary of the Property as shown on EXHIBIT A attached hereto and incorporated herein by reference. In the event that either Buyer or Seller shall determine that the development of their respective properties makes it necessary or advantageous to construct the Extension, such party (the "Constructing Party") shall notify the other in writing and immediately thereafter Buyer and Seller shall engage a mutually acceptable traffic engineer to perform a traffic study for the purpose of determining the projected usage of the Extension by Buyer and Seller and their respective affiliates. The projected usage analysis shall be based upon estimated external and internal trip generation, traffic counts and other recognized standards of traffic study for the projected development of the benefitted properties of Buyer, Seller and their respective affiliates. Buyer and Seller agree that the Constructing Party shall receive reimbursement of the costs of construction thereof from the other party in proportion to the projected usage and impact attributable to the respective properties of the other party and its affiliates. The Constructing Party shall, prior to commencement thereof, submit plans and specifications and a construction budget to the other party for review and approval, not to be unreasonably withheld, denied or delayed, and shall generally follow the procedure set forth in Paragraph 24 herein. The Constructing Party shall be entitled to the reimbursement described herein within a commercially reasonable time after completion of construction of the Extension; provided, however, if Seller is the Constructing Party, Buyer shall have no reimbursement obligation unless and until Buyer acquires that portion of the Property adjacent to the Connection Easement (as defined in subparagraph (c) below). If Buyer shall be the Constructing Party, Seller shall grant to Buyer such easements as may be reasonably necessary for Buyer, its agents, employees and contractors to construct the Extension.

     (b)  Maintenance of the Extension.  Buyer and Seller acknowledge that the
          ----------------------------
Extension may be a private road to be maintained by Seller, its successors or assigns. Buyer hereby agrees to pay its proportionate share of the costs to maintain and repair the Extension according to the formula described in subparagraph (a) above; provided, however, either party may request an update of the analysis described in subparagraph (a) above from time to time, but no more frequently than once per year, and any change in the analysis shall cause an adjustment in the respective proportionate shares of maintenance and repair costs commencing with the next yearly budget. Seller, its successor or assigns, shall submit to Buyer yearly a budget of the expected costs to maintain and repair the Extension during the following year. Buyer shall pay monthly to Seller one-twelfth (1/12) of its proportionate share of such estimated costs. Before the end of January of each year, Seller shall deliver to Buyer a statement of actual costs of maintaining and repairing the Extension during the prior calendar year. If Buyer has overpaid, Seller shall remit such overpayment together with the statement; if Buyer has underpaid, Buyer shall remit the additional payment within thirty (30) days of receipt of such statement. Notwithstanding anything in this subparagraph (b) to the contrary, Buyer shall have no reimbursement obligation unless and until Buyer acquires that portion of the Property adjacent to the Connection Easement (as defined in subparagraph (c) below).

     (c)  Connection Easement.  Subject to the limitations in subparagraph (e)
          -------------------
below, Seller hereby agrees to grant to Buyer, for the exclusive benefit of any portion of the Property acquired by Buyer hereunder, a perpetual easement from the westerly boundary of the Property to the easterly terminus of the Extension (the "Connection Easement") for access, ingress and egress over the drainage ditch running along the western boundary of the Property for access to the Extension. Seller shall be obligated to grant the Connection Easement to Buyer upon the date Buyer acquires that portion of the Option Property abutting the Connection Easement. Buyer shall have the right to specifically enforce Seller's obligations under this Paragraph 27(c). Buyer may construct within the Connection Easement, at its sole cost and expense, a bridge over the drainage ditch and all necessary roadway improvements to provide direct access from the Property to the Extension. Seller shall have the right to review and approve the plans and specifications for the improvements to be constructed within the Connection Easement pursuant to the procedures set forth in Paragraph 24 herein. Buyer shall be responsible for all costs to maintain the Connection Easement and any improvements thereto and such obligation shall be transferred to any property owners association at such time as Buyer transfers control its development to such association.

     (d)  Extension Easement.  Contemporaneously with the granting of the
          ------------------
Connection Easement, but subject to the limitations in subparagraph (e) below, Seller shall be obligated to grant to Buyer, for the non-exclusive benefit of any portion of the Property acquired by Buyer hereunder, a perpetual easement for access, ingress and egress by vehicular and pedestrian traffic over the Extension (the "Extension Easement"). The Extension Easement shall extend from the easterly terminus of the Connection Easement to the right-of-way of Highway 17 Bypass. Buyer shall have the right to specifically enforce Seller's obligations under this Paragraph 27(d).
                       ---------------

     (e)  Limitation on Easements.  Buyer hereby agrees and covenants that the
          -----------------------
primary beneficiaries of the Buyer's usage of the Connection Easement and the Extension Easement (collectively, the "Easements") must be transient occupants of the improvements constructed on the Property ("Qualified Users"), including owners or renters of Units, hotel guests, invitees and all other persons occupying the Property other than those persons who would own or rent a Unit as their primary residence; provided, however, that Seller acknowledges that there may be incidental use of the Easements by persons other than Qualified Users. Buyer acknowledges that it shall be Buyer's obligation to construct its development in such a fashion, or otherwise supervise the use of the Easements by the occupants of the Property, so that the primary users of the Easements are Qualified Users. To the extent that the use of the Easements by persons other than Qualified Users shall be more than incidental, Seller shall notify Buyer of same and Buyer shall have sixty (60) days to institute corrective measures to comply with the requirements of this subparagraph. If such corrective measures are not taken, Seller may notify Buyer of termination of its rights to use and enjoyment of the Easements.

     (f)  Dedication of Extension.  Seller, its successors and assigns, shall
          -----------------------
have the sole right to dedicate, in its sole discretion, the Extension to the public for maintenance by the applicable governmental authorities, and Seller shall be solely responsible for the costs of construction, if any, necessary to have the Extension accepted by said governmental authorities. Upon acceptance of the Extension for maintenance by such governmental authorities, the Extension Easement granted pursuant to subparagraph (d) above, Buyer's maintenance reimbursement obligations pursuant to subparagraph (b) above, and the restrictions on use in subparagraph (e) above shall automatically terminate.

     28.  Construction of Water and Sewer Facilities.  In the event Buyer
          ------------------------------------------
constructs sewer facilities on portions of the Property acquired by Buyer from time to time, Buyer shall be obligated to construct such facilities (including pipe size and basin depth) to accommodate the development of the adjacent properties owned by Seller, consisting of the 14.01-acre tract to the south of the Property and the 37.06-acre tract to the north of the Property, as shown on a map prepared by Associated Land Surveyors dated July 9, 1996. Accordingly, prior to the design and construction of such facilities on portions of the Property acquired by Buyer, Buyer shall submit plans for said facilities to Seller for Seller's prior approval consistent with the procedure set forth in Paragraph 24 herein. Provided, further, that Buyer shall be under no obligation
------------
to incur expense in order to afford a connection to facilities which Buyer designs and constructs except for a connection to serve Seller's contiguous property located to the south of the Initial Purchase.

     29.  Restriction on Buyer's Property.  Buyer hereby agrees that each Deed
          -------------------------------
to any portion of the Option Property acquired by Buyer pursuant to this Agreement shall contain the same restrictions, covenants and conditions as contained in the Deed delivered at the Initial Closing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by persons duly empowered to bind the parties to perform their respective obligations hereunder the day and year first above written.

                                 "BUYER"

                                 VISTANA MYRTLE BEACH, L.P.

                                 By: Vistana MB, Inc., its sole general partner



                                 By: /s/ Raymond L. Gellein, Jr.
                                     --------------------------------------
                                         Raymond L. Gellein, Jr.
                                         Chairman and CEO



                                 "SELLER"

                                 MYRTLE BEACH FARMS COMPANY, INC.


ATTEST:

/s/ Franklin J. Long             By:/s/ Douglas P. Wendel
-----------------------------       ---------------------------------------
Franklin J. Long, Secretary             Douglas P. Wendel
                                        President and CEO